STOCK PURCHASE AGREEMENT

                          dated as of December 21, 2001


                                  by and among


                                  PROBEX CORP.

                                       and

                         GENERAL CONFERENCE CORPORATION
                            OF SEVENTH-DAY ADVENTISTS










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                            STOCK PURCHASE AGREEMENT


         STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of December 21, 2001, by and between Probex Corp., a Delaware corporation, with headquarters located at 13355 Noel Road, Suite 1200, Dallas, Texas 75240 (the "Company"), and General Conference Corporation of Seventh-day Adventists ("Investor").

         WHEREAS, the Company and Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

         WHEREAS, the Company has authorized the issuance and sale of the shares of common stock, par value $0.001 per share (the "Common Stock"), of the Company, upon the terms and conditions set forth herein.

         WHEREAS, Investor wishes to purchase, and the Company wishes to sell, shares of Common Stock upon the terms and conditions stated in this Agreement.

         NOW THEREFORE, the Company and Investor hereby agree as follows:

1.       PURCHASE AND SALE OF COMMON STOCK.

         (a) Purchase of Common Stock. The Company shall issue and sell to Investor and Investor shall purchase from the Company that full number of shares of Common Stock (the "Common Shares"), that may be purchased for the aggregate purchase price (the "Purchase Price") of One Million Dollars ($1,000,000.00) with a purchase price per Common Share (the "Price Per Share") equal to the average of the closing prices of the Common Stock, as reported on the American Stock Exchange, for the ten (10) consecutive trading days immediately preceding the Closing Date (as defined below).

         (b) Form of Payment. On the Closing Date (as defined below), (i) Investor shall pay the Purchase Price by wire transfer of immediately available funds to the Company, in accordance with the Company's written wiring instructions, against delivery of duly executed certificates representing the number of Common Shares which Investor is purchasing and (ii) the Company shall deliver such certificates duly executed on behalf of the Company, to Investor or, if so designated by Investor, in the name of a nominee designated by Investor, against delivery of the Purchase Price.

         (c) Adjustment. If within twenty-four (24) months following the Closing Date, the Company shall issue shares of Common Stock, or securities convertible into or exercisable for shares of Common Stock, pursuant to a public offering or a private placement in an aggregate amount of $500,000 or more, and the


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issuance, conversion or exercise price (the "Issuance Price") of such Common
Stock is less than the Price Per Share, then the number of Common Shares issued to Investor hereunder shall be adjusted (and the Company shall after the occurrence of any event requiring such adjustment notify Investor of the adjustment) and additional Common Shares (the "Additional Common Shares") shall be issued to Investor so the aggregate number of shares of Common Stock issued to Investor is equal to the amount of the Purchase Price divided by the Issuance Price (rounded up or down, as applicable, to the nearest whole Common Share).

         (d) Closing Date. The completion of the purchase and sale of the Common Shares shall occur as soon as practicable after the satisfaction or waiver of all conditions or obligations of Investor and the Company and the conditions set forth in Section 5 and 6 hereof, including the Financing Condition (as defined in Section 6 hereof), on a date (the "Closing Date") determined by Investor upon prior notice to the Company, provided that in any event, without prior notice, the Closing Date shall be the third business day following receipt by Investor of notice from the Company of the satisfaction of the Financing Condition. Notwithstanding the foregoing, Investor may elect, at its option, to accelerate the Closing Date to a date prior to the satisfaction of the Financing Condition in accordance with the procedures, and for the consideration, set forth in
Section 7 hereof.

         2. INVESTOR'S REPRESENTATIONS AND WARRANTIES. Investor, and each Investor, if more than one, represents and warrants to the Company that:

         (a) Investment Purpose. As of the date hereof, Investor is purchasing the Common Shares set forth herein for its own account for investment only and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

         (b) Accredited Investor Status. Investor is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

         (c) Reliance on Exemptions. Investor understands that the Common Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Investor set forth herein in order to determine the availability of such exemptions and the eligibility of Investor to acquire the Common Shares.

         (d) Information. Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Common Stock which have been requested by Investor or its advisors. Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigation conducted by Investor

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

or any of its advisors or representatives shall modify, amend or affect Investor's right to rely on the Company's representations and warranties contained in Section 3. Investor understands that its investment in the Common Shares involves a significant degree of risk.

         (e) Governmental Review. Investor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Common Shares.

         (f) Transfer or Resale. Investor understands that (i) except as provided in Section 4(g) hereof, the Common Shares have not been and are not being registered under the Securities Act or any applicable state securities laws, and may not be transferred unless (a) subsequently included in an effective registration statement thereunder, (b) Investor shall have delivered to the Company an opinion of counsel (which opinion shall be reasonably acceptable to the Company) to the effect that the Common Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (c) sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) ("Rule 144")) or (d) sold pursuant to Rule 144; (ii) any sale of such Common Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Common Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities
Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Common Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Section 4(g) hereof). Notwithstanding the foregoing or anything else contained herein to the contrary, the Common Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

         (g) Legends. Investor understands that until such time as the Common Shares have been registered under the Securities Act, the Common Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Common Shares):

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be sold, hypothecated, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act. Notwithstanding the foregoing, this security may be pledged in connection with a bona fide margin account."

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

         The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Common Shares upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Common Shares are registered for sale under an effective registration statement filed under the Securities Act and disposed of in a bona fide sale, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, to the effect that a public sale or transfer of such Common Shares may be made without registration under the Securities Act and such sale or transfer is effected or
(c) such holder provides the Company with reasonable assurances that such Common Shares can be sold pursuant to Rule 144 under the Securities Act (or a successor rule thereto) without any restriction as to the number of Common Shares acquired as of a particular date that can then be immediately sold. Investor agrees to sell all Common Shares, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any (including any amendment or supplement to any of the foregoing).

         (h) Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Investor and is a valid and binding agreement of Investor enforceable in accordance with its terms.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as (1) otherwise described in the Company's Schedule 14A, Form 10-SB, current reports on Form 8-K and regular reports on Form 10-QSB and 10-KSB, as filed (including any amendment(s) to any of the foregoing) by the Company with the SEC in 2000 and 2001 (the "SEC Documents"), (2) otherwise described in the Company's press releases since December 31, 2000 (including the documents incorporated by reference therein, the "Company Information"), and (3) disclosed in the disclosure schedule to this Agreement (the "Disclosure Schedule"), which qualifies the following representations and warranties in their entirety, the Company hereby represents and warrants to and covenants with Investor, as follows:

         (a) Organization and Qualification. The Company and each of its Subsidiaries (as defined below), if any, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is formed, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as described in the SEC Documents as and where now owned, leased, used, operated and conducted. The Company does not have an equity investment in any other person other than the Subsidiaries (as defined below) listed in Schedule 3(a). The Company and each of its Subsidiaries is duly qualified as a foreign corporation or entity to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or any of its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. "Subsidiaries" means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

         (b) Authorization; Enforcement. (i) The Company has all requisite corporate power to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to issue the Common Shares, in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required, (iii) this Agreement has been duly executed and delivered, and (iv) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

         (c) Capitalization. As of December 7, 2001, the authorized capital stock of the Company consists of (a) One Hundred Million (100,000,000) shares of Common Stock, of which 31,704,784 shares were outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable; and (b) Ten Million (10,000,000) shares of Preferred Stock, $0.001 par value (the "Preferred Stock"), of which 550,000 shares have been designated as Series A 10% Cumulative Convertible Preferred, 532,500 of which are outstanding and are duly authorized, validly issued, fully paid and nonassessable. The Company has furnished to Investor true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("Certificate of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws").

         (d) Issuance of Shares. Subject to the delivery of the Purchase Price, on the Closing Date the Common Shares will be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens and encumbrances, and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive or similar rights of any stockholder of the Company or any other person to acquire any of the Common Shares. The Common Stock is listed for trading on the American Stock Exchange ("AMEX").

         (e) No Conflicts. Except as set forth in Schedule 3(e), the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any Subsidiary is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Schedule 3(e), neither the Company nor any Subsidiary is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any Subsidiary is in default, and no event has occurred which with notice or lapse of time or both could put the Company or any Subsidiary in default, under, and neither the Company nor any Subsidiary has taken any action or failed to take an action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any Subsidiary is a party or by which any property or assets of the Company or any Subsidiary is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

         (f) SEC Documents; Financial Statements.

                  (i) The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any other material reports or documents required to be filed with the SEC. The Company has delivered to Investor true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (ii) As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP"), consistently applied, during the periods involved (except (1) as may be otherwise

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         indicated in such financial statements or the notes thereto, or (2) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The unaudited pro forma combined financial statements filed with the SEC comply in all material respects with the requirements of Article 11 of Regulation S-X under the Securities Act.

         (g) Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body or governmental agency pending or threatened against the Company or any Subsidiary, in any such case wherein an unfavorable decision, ruling or finding is reasonably likely and would reasonably be expected to have a Material Adverse Effect. There is not pending or contemplated, and there has been no, investigation by the SEC involving the Company or any current or former director or officer of the Company. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

         (h) Suppliers and Customers.

                  (i) Each of the Company and each Subsidiary has adequate sources of supply for its business as currently conducted and as proposed to be conducted. Each has good relationships with all of its material sources of supply of goods and services and each does not anticipate any material problem with any such material sources of supply.

                  (ii) Neither the Company nor any Subsidiary has any knowledge that the customer base of the Company and/or any Subsidiary might materially decrease.

        (i)      Intellectual Property.


                  (i) Except as set forth on Schedule 3(i), the Company and each of its Subsidiaries has ownership or license or legal right to use all patent, copyright, trade secret, trademark, customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results or other proprietary rights used in the business of the Company and each of its Subsidiaries and material to the Company and each of its Subsidiaries (collectively, "Intellectual Property") other than Intellectual Property generally available on commercial terms from other sources. Except as set forth on Schedule 3(i), all of such patents, trademarks and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other jurisdictions and have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and all such jurisdictions.

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                  (ii) All material licenses or other material agreements under which (i) the Company and each of its Subsidiaries is granted rights in Intellectual Property, other than Intellectual Property generally available on commercial terms from other sources, and (ii) the Company has granted rights to others in Intellectual Property owned or licensed by the Company, are in full force and effect and there is no material default by the Company and each of its Subsidiaries thereto.

                  (iii) The Company and each of its Subsidiaries believes it has taken all steps required in accordance with sound business practice and business judgment to establish and preserve its ownership of all material copyright, trade secret and other proprietary rights with respect to its products and technology.

                  (iv) The present business, activities and products of the Company and each of its Subsidiaries do not infringe any intellectual property of any other person, except where such infringement would not have a Material Adverse Effect on the Company and each of its Subsidiaries. Except as described in the Company's SEC Documents, no proceeding charging the Company or any Subsidiary with infringement of any adversely held Intellectual Property has been filed. There exists no unexpired patent or patent application which includes claims that would be infringed by or otherwise have a Material Adverse Effect on the Company or any Subsidiary. Neither the Company nor any Subsidiary is making unauthorized use of any confidential information or trade secrets of any person. Neither the Company nor any of its employees have any agreements or arrangements with any persons other than the Company related to confidential information or trade secrets of such persons or restricting any such employee's engagement in business activities of any nature. The activities of the Company or any of its employees on behalf of the Company do not violate any such agreements or arrangements known to the Company which any such employees have with other persons, if any.

                  (v) No proceedings have been instituted or are pending which challenge the rights of the Company in respect to the Company's right to the use of the Intellectual Property. The Company has the right to use, free and clear of material claims or rights of other persons, all of its customer lists, designs, computer software, systems, data compilations, and other information that are required for its products or its business as presently conducted.

         (j) No Materially Adverse Contracts, Etc. To the knowledge of the Company, neither the Company nor any Subsidiary is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any Subsidiary is a party to any contract or agreement which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect.

         (k) Tax Status. The Company and each of its Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and

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only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or any Subsidiary know of no basis for any such claim.

         (l) Certain Transactions. Except as set forth in the SEC Documents and except for arm's length transactions pursuant to which the Company or any Subsidiary makes payments in the ordinary course of business upon terms no less favorable than the Company or any Subsidiary could obtain from third parties and other than the grant of stock options disclosed in the SEC Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         (m) No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby, except for dealings with whose commissions and fees will be paid for by the Company.

         (n) Permits; Compliance. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any Subsidiary is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since September 30, 2001, neither the Company nor any Subsidiary has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

         (o) Environmental Matters.

                  (i) Except as set forth in the SEC Documents and Schedule 3(o), there are, with respect to the Company or any Subsidiary or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Company nor any Subsidiary has received any notice with respect to any of the foregoing, nor is any action pending or, to the Company's knowledge, threatened in connection with any of the foregoing. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

                  (ii) Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any Subsidiary, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any Subsidiary during the period the property was owned, leased or used by the Company or any Subsidiary, except in the normal course of the Company's or any Subsidiary's business.

                  (iii) Except as set forth in the SEC Documents and Schedule 3(o), there are no underground storage tanks on or under any real property owned, leased or used by the Company or any Subsidiary that are not in compliance with applicable law.

         (p) Title to Property. Except as set forth in Schedule 3(p), the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has received notice of any material violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties.

         (q) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

         4. COVENANTS.

         (a) Commercially Reasonable Efforts. The parties shall use their commercially reasonable efforts to satisfy timely each of the conditions described in Section 5 and 6 of this Agreement.

         (b) Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Common Shares as required under Regulation D and to provide a copy thereof to Investor promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Common Shares for sale to Investor at the Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification).

         (c) Reporting Status. The Company's Common Stock is registered under
Section 12(b) of the Exchange Act. Until such time as Investor may sell their shares under Rule 144, so long as Investor beneficially owns any of the Common Shares, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

         (d) Use of Proceeds. The Company will use the proceeds realized from the sale of the Common Shares for working capital purposes. None of such proceeds will be used, directly or indirectly to make any loan to or investment in any other person.

         (e) Financial Information. The Company agrees to send the following reports to Investor: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-KSB, its Quarterly Reports on Form 10-QSB and any Current Reports on Form 8-K; (ii) within one (1) day after release, copies of all press releases issued by the Company or any Subsidiary; and (iii) contemporaneously with the making available or giving to the stockholders of the Company, copies of any notices or other information the Company makes available or gives to such stockholders.

         (f) Listing. The Company shall promptly secure the listing of the Common Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Common Shares. The Company will obtain and maintain the listing and trading of its Common Stock on the AMEX and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and such exchanges, as applicable. The Company shall promptly provide to Investor copies of any notices it receives from the AMEX or NASD and any other exchanges or quotation systems on which the Common Stock is then listed or quoted regarding the continued eligibility of the Common Stock for listing or quotation on such exchanges and quotation systems.

         (g) Registration Rights. Within thirty (30) days after the completion of the Financing Condition, the Company shall file with the SEC and thereafter use commercially reasonable efforts to become effective, a registration statement under Rule 415 of the Securities Act of 1933, as amended, or any similar rule that may be adopted by the SEC, covering the resale of the shares of Common Stock issued pursuant to this Agreement (the "Registration Statement"). The Company may include in such Registration Statement other securities of the Company to be resold by holders other than Investor. Except as set forth above, the rights and obligations of Investor with respect to the registration of shares of Common Stock issued to it shall be as set forth in that certain Registration Rights Agreement dated as of dated as of September 7, 2001, by and among the Company and the holders listed therein (the "Registration Rights Agreement"), the terms of which are hereby incorporated by reference herein. To the extent any of the terms of the Registration Rights Agreement shall be in conflict with the terms of this Agreement, the terms of this Agreement shall control.

         5. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Common Shares to Investor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

         (a) Delivery of Agreements. Investor shall have executed this Agreement and delivered the same to the Company.

         (b) Payment of Purchase Price. Investor shall have delivered the Purchase Price in accordance with Section 1(a) above.

         (c) No Litigation. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

         6. CONDITIONS TO INVESTOR'S OBLIGATION TO PURCHASE. The obligation of Investor to purchase the Common Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Investor's sole benefit and may be waived by Investor at any time in their sole discretion:

         (a) Delivery of Agreements. The Company shall have executed this Agreement and delivered the same to Investor.

         (b) Delivery of Common Stock Certificates. The Company shall have delivered to Investor duly executed certificate(s) (in such denominations as Investor shall request) representing the Common Shares in accordance with
Section 1(a) above.

         (c) No Litigation. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

         (d) Common Stock Trading. Trading in the Common Stock on the AMEX shall not have been suspended by the SEC or the AMEX.

         (e) Blue Sky Law Filings. The Company shall have delivered evidence of the qualification of the Common Shares under applicable state securities or "blue sky" laws of the United States.

         (f) Financing. A senior loan or other credit facility for the purpose of funding the construction of the Company's initial plant to be located in Wellsville, Ohio shall have been consummated (the "Financing Condition").

         (g) Opinion. An opinion of counsel of the Company, dated as of the Closing, in the form of Exhibit A attached hereto.

         (h) Other Documents. Investor shall have received such other documents and certificates, in form and substance reasonably satisfactory to Investor and their counsel, relating to matters incident to the transactions contemplated hereby as Investor may reasonably request.

         7. ACCELERATION OF CLOSING. Investor may elect, at its option, to accelerate the Closing Date to a date prior to the satisfaction of the Financing Condition. If Investor so elects, Investor shall deliver notice to the Company, stating its election to complete the Closing prior to the satisfaction of the Financing Condition and specifying the Closing Date, which shall become the Closing Date for all purposes hereunder. If such Closing Date as specified by Investor is on or before January 15, 2002, the Company shall issue to Investor, for no additional cash consideration but as consideration for the additional risks assumed by Investor for such accelerated Closing, 500,000 additional shares of Common Stock (the "Conditional Common Shares"). The Conditional Common

Shares shall be deemed issued at the same price per share as the Common Shares being purchased by Investor hereunder, and shall be issued to Investor at the Closing upon the same terms and conditions as the Common Shares; provided, however, that the Conditional Common Shares shall not be subject to further adjustment pursuant to Section 1(c) hereof.

         8. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNIFICATION.

         (a) Survival of Representations, Warranties and Covenants. The representations, warranties, covenants and agreements of the Company and Investor contained in this Agreement, or in any document or certificate delivered pursuant hereto or in connection herewith shall survive the Closing Date, and shall continue in effect until the Company's Form 10-K (or Form 10-KSB, if applicable) for the fiscal year ended September 30, 2002 is filed with the SEC. All statements contained in any certificate or other document delivered by or on behalf of the Company pursuant hereto shall constitute representations and warranties by the Company hereunder.

         (b) Indemnification. The Company agrees to indemnify and hold Investor harmless from and against, and will pay to Investor (including its affiliates and its respective officers, directors, agents, attorneys, employees and representatives) the full amount of any loss, damage, liability, penalties or expense (including amounts paid in settlement and reasonable attorneys' fees and expenses) to Investor resulting either directly or indirectly from any breach of the representations, warranties, covenants or agreements of the Company contained in this Agreement or any other document or certificate delivered pursuant hereto or thereto or in connection herewith or therewith.

         (c) Claims for Indemnification; Defense of Indemnified Claims.

                  (i) For purposes of this Section, the party entitled to indemnification shall be known as the "Indemnified Party" and the party required to indemnify shall be known as the "Indemnifying Party." In the event that the Indemnifying Party shall be obligated to the Indemnified Party pursuant to this Section 8 or in the event that a suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Indemnifying Party may become obligated to the Indemnified Party hereunder, the Indemnified Party shall give prompt written notice to the Indemnifying Party of the occurrence of such event, specifying the basis for such claim or demand, and the amount or estimated amount thereof to the extent then determinable (which estimate shall not be conclusive of the final amount of such claim or demand); provided, however, that the failure to give such notice shall not constitute a waiver of the right to indemnification hereunder unless the Indemnifying Party is actually prejudiced in a material respect thereby. The Indemnifying Party agrees to defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding at the Indemnifying Party's own cost and expense with counsel of its own choice, who shall be, however, reasonably acceptable to the Indemnified Party. The Indemnifying Party may not make any compromise or settlement without the prior written consent of the Indemnified Party (which will not be unreasonably withheld or delayed) and the Indemnified Party shall receive a full and unconditional release reasonably satisfactory to it pursuant to such compromise or settlement. The Indemnified Party shall have the right but not the obligation to participate at its own expense in the defense thereof by counsel of its own choice. If requested by the Indemnifying

         Party, the Indemnified Party shall (at the Indemnifying Party's expense) (i) cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party defends,
         (ii) provide the Indemnifying Party with reasonable access during normal business hours to its books and records to the extent they relate to the condition or operation of the business and are requested by the Indemnifying Party to perform its indemnification obligations hereunder, and to make copies of such books and records, and (iii) make personnel available to assist in locating any books and records relating to the business or whose assistance, participation or testimony is reasonably required in anticipation of, preparation for or the prosecution and defense of, any claim subject to this Section 8. In the event that the Indemnifying Party fails timely to defend, contest or otherwise protect the Indemnified Party against any such suit, action, investigation, claim or proceeding, the Indemnified Party shall have the right to defend, contest or otherwise protect the Indemnified Party against the same and may make any reasonable compromise or settlement thereof and recover the entire cost thereof from the Indemnifying Party including without limitation, reasonable attorneys' fees, disbursements and all amounts paid as a result of such suit, action, investigation, claim or proceeding or compromise or settlement thereof.

         9. GOVERNING LAW; MISCELLANEOUS.

         (a) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the United States federal courts located in Dallas, Texas with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

         (b) Counterparts; Signatures by Facsimile. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

         (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

         (e) Specific Performance. The parties agree that irreparable damage will result in the event that this Agreement is not specifically enforced, and the parties agree that any damages available at law for a breach of this Agreement would not be an adequate remedy. Therefore, the provisions hereof and the obligations of the parties hereunder shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies and all other remedies provided for in this Agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which a party may have under this Agreement or otherwise.

         (f) Entire Agreement; Amendments. This Agreement and the agreements, instruments, exhibits and schedules referenced herein, contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

         (g) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five (5) days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

                  If to the Company:

                           Probex Corp.
                           One Galleria Tower
                           13355 Noel Road, Suite 1200
                           Dallas, TX  75240
                           Attention:  Chief Executive Officer
                           Facsimile:  (972) 980-8545

                  With a copy to:

                           Jenkens & Gilchrist
                           a professional corporation
                           1445 Ross Avenue, Suite 3200
                           Dallas, TX  75202
                           Attention:  Robert W. Dockery, Esq.
                           Facsimile:  (214) 855-4300

                  If to Investor:

                           General Conference Corporation of
                           Seventh-day Adventists
                           12501 Old Columbia Pike
                           Silver Spring, MD 20904
                           Attn: Kenneth E. Rasmussen
                           Facsimile: (301) 680-6290

         Each party shall provide notice to the other party of any change in address.

         (h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor Investor shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2(f), Investor may assign its rights hereunder to any person that purchases Common Shares in a private transaction from Investor or to any of its "affiliates," as that term is defined under the Exchange Act, without the consent of the Company.

         (i) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         (j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         (k) Limited Recourse. Notwithstanding anything in this Agreement or any other document, agreement or instrument contemplated hereby or thereby to the contrary, the obligations of Investor hereunder shall be without recourse to any partner, affiliate of Investor or their respective partners, or any other respective officers, directors, employees or agents and shall be limited to the assets of Investor.

         (l) Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

         (m) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, Investor and the Company have caused this Agreement to be duly executed as of the date first above written.


                               PROBEX CORP.


                               By:____________________________
                               Name: Bruce A. Hall
                               Title: Senior Vice President


                               GENERAL CONFERENCE CORPORATION OF
                               SEVENTH-DAY ADVENTISTS


                               By:____________________________
                               Name:____________________________
                               Title:____________________________


                  EXHIBITS AND SCHEDULES INTENTIONALLY OMITTED.










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